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                                                              EXHIBIT 10.10(b)
                                                              ----------------



                    FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT


     AMENDMENT AGREEMENT made as of the 1st day of October 1996 by and between Ekco Group, Inc. (hereinafter "Group") and ___________(hereinafter "Executive").

     WHEREAS, a certain employment agreement was amended and restated and entered into between Group and Executive as of May 25, 1995 (the "Agreement"); and

     WHEREAS, the Executive and Group desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Agreement is hereby amended as follows:

          1.1 Deleting Section 6 in its entirety and inserting in its the following:

     "6. LETTER OF CREDIT. In order to assure Executive the prompt payment of amounts due [him/her] under Section 5 of this Agreement, Group agrees to continue to secure and to keep in place one or more irrevocable letter(s) of credit from Fleet Bank of Massachusetts, N.A. or another bank reasonably acceptable to Executive in the initial amount at least equal or greater than (i)______ (___) times Executive's Adjusted Salary, or (ii) the sum of the Lump Sum Payment Amount and a reasonable amount calculated to cover the Executive's Medical, Dental and Life Insurance Coverage Continuation, Outplacement Benefit, [Automobile Benefits] and Gross-Up Payment (collectively, the
          "Section 5.3.4 Severance Benefits"), in substantially the form of Exhibit A, or upon other terms reasonably acceptable to Executive, which shall allow Executive (or [his/her] legal representative) to draw down amounts due [him/her] under Section 5 of this Agreement upon certification by Executive (or [his/her] legal representative) that payments are due [him/her] pursuant to this Agreement. The amount of the letter(s) of credit shall be adjusted at least annually to reflect changes in Executive's salary, so that it shall at all times be at least equal to the greater of (i)_______ (____) times the Adjusted Salary, or (ii) the Section 5.3.4 Severance Benefits. In addition, to the extent not included above, the



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          letter(s) of credit (or a separate letter of credit) shall include an amount which Group, in its reasonable judgment, determines is necessary to secure Group's obligations under any stock appreciation right plan or other equity-linked plan (other than the ESOP), provided, however, that such amount need not include any amount with respect to stock options, restricted stock subject to repurchase rights, or any equity plan giving Executive ownership of shares. An initial determination of the amount necessary to secure such equity-linked obligations shall be made on the date of grant to Executive of such equity-linked right, and the amount shall subsequently be adjusted at least annually to reflect the value on such date of such rights. A failure by Group to keep such letter(s) of credit in effect, or to renew or to make alternate arrangements to secure its obligations in the amount required hereunder, by way of an escrow agreement, trust, or other device, which arrangements shall be reasonably satisfactory to Executive, at least thirty (30) days prior to the expiration date of the letter(s) of credit or any such alternate arrangement shall constitute an event of default under this Agreement entitling Executive, after written notice to Group and the passage of a ten (10) day cure period without such default being cured, to all of the benefits accorded to [him/her] in the event of a termination by Group without Good Cause following a Change of Control pursuant to Section 5, without, however, the requirement that Executive terminate [his/her] employment hereunder. Group agrees to notify Executive within three (3) business days of any failure or inability to maintain or renew such letter(s) of credit or other device adopted pursuant to this Section. Notwithstanding the foregoing, at the election of the Board of Directors of Group by resolution of such Board with at least two-thirds (2/3) of the then-serving Group directors who are Group directors as of the date hereof voting in favor, the obligation to maintain letter(s) of credit shall be relieved to the extent amounts are contributed to a trust or trusts under the terms of which such amounts are specifically earmarked as security for payment of obligations under this Agreement and are at all times at least equal to the greater of (i)_____ (____) times the Adjusted Salary, or (ii) the Section 5.3.4 Severance Benefits. Such trust or trusts may contain a provision that its funds will be returned to Group so as to be available to its general creditors in the event of the bankruptcy of Group. Group agrees that it will not take any action to prevent, hinder or delay the exercise by Executive of [his/her] rights to exercise the security provisions provided in this Section 6 and, further, agrees to



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          cooperate with Executive as may be necessary to enable Executive to exercise and obtain the benefits of such security provisions, in the absence of fraudulent or unlawful conduct on the part of Executive with respect to such exercise."

     2. The Agreement as amended hereby is hereinafter referred to as the "Employment Agreement."

     3. This Amendment Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

     4. Except as expressly provided for herein, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect.

     5. This Amendment Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed and delivered by its duly authorized officer and its corporate seal to be hereunto affixed and Executive has hereunto set [his/her] hand and seal as of the day and year first above written in duplicate originals.




                                          EKCO GROUP, INC.

[Seal]

                                          By:
                                             ---------------------------------

                                          Title:
                                                ------------------------------


                                          ------------------------------------
                                          EXECUTIVE



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                          SCHEDULE TO FORM OF AMENDMENT
                             TO EMPLOYMENT AGREEMENT



      The employees listed below each have entered into an Amendment to Employment Agreement with the Company identical in form to the foregoing Form of Amendment to Employment Agreement except as to the multiplier of Adjusted Salary.

Name and Position(s)                      Adjusted Salary Multiplier
--------------------                      --------------------------

Donato A. DeNovellis                      Four (4) times
Executive Vice President,
 Finance & Administration

Brian R. McQuesten                        Two and one half (2 1/2) times
Vice President & Controller

Linda R. Millman                          Two and one half (2 1/2) times
Associate General Counsel &
 Assistant Secretary

Jeffrey A. Weinstein                      Four (4) times
Executive Vice President,
 Secretary and General
 Counsel

Harry E. Whaley                           Two and one half (2 1/2) times
President, Woodstream
 Corporation